Exhibit 99.1

Achieve Life Sciences and OncoGenex Pharmaceuticals Announce Form S-4

Registration Statement Declared Effective by SEC

Special Meeting of OncoGenex Stockholders

to Vote on Proposed Merger Scheduled for August 1, 2017

MILL VALLEY, Calif., BOTHELL, Wash. and VANCOUVER, British Columbia, June 13, 2017 — Achieve Life Sciences, Inc. (Achieve) and OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) (OncoGenex) today announced that the Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission (“SEC”) on June 13, 2017.

The special meeting of the OGXI stockholders will be held on August 1, 2017, at 9 a.m. PT at 1191 Second Avenue, Floor 10, Seattle, Washington, 98101.

OncoGenex will ask its stockholders to approve the merger with Achieve and the issuance of OncoGenex common stock in the merger pursuant to the merger agreement.

Stockholders will be asked to approve an amendment to the OncoGenex certificate of incorporation to effect a reverse stock split of OncoGenex common stock, at a ratio not to exceed 1-for-20, with such specific ratio to be determined by OncoGenex’s board directors, in consultation with Achieve’s board of directors. OncoGenex’s board of directors intends to set the specific ratio at the lowest ratio required to meet the minimum bid price requirements of the NASDAQ Capital Market.

Additionally, approval will be sought for an amendment to the OncoGenex certificate of incorporation to change the OncoGenex corporate name to “Achieve Life Sciences, Inc.”. OncoGenex is also asking its stockholders to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the other three proposals.

OncoGenex stockholders of record as of the close of business on June 13, 2017, are entitled to vote at the meeting and will receive the final proxy statement/prospectus/information statement, which will be mailed to stockholders beginning June 19, 2017.

The final proxy statement/prospectus/information statement contains important information about the proposed merger, the merger agreement and the proposals to be considered at the special meeting and is available on the investor relations page of the OncoGenex website http://ir.oncogenex.com.

About Achieve and Cytisine

Achieve is developing cytisine as a smoking cessation aid. Cytisine is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is an established smoking cessation treatment that has been approved and marketed in Central and Eastern Europe for more than 15 years. It is estimated that over 20 million people have used cytisine to help combat nicotine addiction, including approximately 2,000 patients in Phase 3 clinical trials conducted in Europe and New Zealand. Achieve’s focus is to address the global smoking health epidemic, which is currently the leading cause of preventable death and is responsible for nearly six million people losing their lives annually worldwide. Discussions have been held with FDA and a European regulatory agency to determine the clinical and regulatory pathway towards making cytisine widely available.

Additional Information about the Proposed Merger

This communication is being made in respect of the proposed merger involving OncoGenex Pharmaceuticals, Inc. and Achieve Life Science, Inc. OncoGenex filed a registration statement on Form S-4 (File No. 333-216961) with the SEC, which contains a proxy statement/prospectus/information statement, and plans to file with the SEC other documents regarding the proposed transaction. The registration statement was declared effective on June 13, 2017. The final proxy statement/prospectus/information statement will be sent to the stockholders of OncoGenex and Achieve. The final proxy statement/prospectus/information statement contains information about OncoGenex, Achieve, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the final proxy statement/prospectus/information statement and proxy card by mail, stockholders will also be able to obtain the final proxy statement/prospectus/information statement, as well as other filings containing information about OncoGenex, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: OncoGenex Pharmaceuticals, Inc., 19820 North Creek Parkway, Suite 201, Bothell, WA 98011, Attention: Investor Relations or to Achieve Life Science, Inc., 30 Sunnyside Avenue, Mill Valley, CA 94941, Attention: Rick Stewart.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

OncoGenex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from OncoGenex’s stockholders with respect to the matters relating to the proposed merger. Achieve and its officers and directors may also be deemed a participant in such solicitation. Information regarding interests that OncoGenex, Achieve and the executive officers or directors of OncoGenex or Achieve have in the proposed merger is set forth in the final proxy statement/prospectus/information statement that OncoGenex filed with the SEC on June 13, 2017 in connection with its stockholder vote on matters relating to the proposed merger. Additional information regarding OncoGenex’s executive officers and directors is available in OncoGenex’s proxy statement on Schedule 14A, filed with the SEC on April 21, 2016. Stockholders are able to obtain this information by reading the final proxy statement/prospectus/information statement.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address treatment resistance in cancer patients. The company’s product candidate, apatorsen (OGX-427), is designed to inhibit production of Hsp27, disable cancer cells’ defenses and overcome treatment resistance. Hsp27 is an intracellular protein that protects cancer cells by helping them survive, leading to resistance and more aggressive cancer phenotypes. Both the potential single-agent activity and synergistic activity of apatorsen with cancer treatments may increase the overall benefit of existing therapies and augment the durability of treatment outcomes, which could lead to increased patient survival. More information is available at www.OncoGenex.com and at the company’s Twitter account: https://twitter.com/OncoGenex_IR.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed merger with Achieve Life Science; the special meeting of OncoGenex stockholders; the development and potential regulatory approval of cytisine; and the potential benefits of cytisine and apatorsen. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. OncoGenex and/or Achieve may not actually achieve the proposed merger, approval by OncoGenex stockholder of the proposals being voted on at the special meeting of OncoGenex stockholders or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the failure of the OncoGenex or Achieve stockholders to approve the transaction; the failure of either party to meet the closing conditions of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the success of the combined businesses; operating costs and business disruption during the pendency of and following the proposed merger; the risk that product candidates will not receive regulatory approval or be successfully commercialized; the risk that new developments in the rapidly evolving cancer therapy landscape require changes in business strategy or clinical development plans; the risk that product candidates may not demonstrate the hypothesized or expected benefits; general business and economic conditions; and the other factors described in our risk factors set forth in OncoGenex’s filings with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. OncoGenex undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Achieve Contact	OncoGenex Contact
Rick Stewart	Hershel Berry
ir@achievelifesciences.com	hberry@bplifescience.com
(415) 670-9050	(415) 375-3340 ext. 1